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                                                                    EXHIBIT 11.1

DYNAMEX INC. AND SUBSIDIARIES
CALCULATION OF NET INCOME PER COMMON SHARE
(IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                           Years ending July 31,
                                                                           ---------------------
                                                                    1998           1997           1996
                                                                 ----------     ----------     ----------

Net Income                                                       $    3,378     $    3,512     $      876
                                                                 ==========     ==========     ==========

Weighted Average Common Shares Outstanding                            7,937          6,670          2,543

Common Share Equivalents Related to Options
    and Warrants                                                        199            169          1,189
                                                                 ----------     ----------     ----------

Common Shares and Common Share Equivalents                            8,136          6,839          3,732
                                                                 ==========     ==========     ==========

Common Stock Price used under Treasury Stock
    Method                                                       $    10.82     $     8.89     $     8.00
                                                                 ==========     ==========     ==========

Net Income per Common Share:
    Basic                                                        $     0.43     $     0.53     $     0.34
                                                                 ==========     ==========     ==========
    Diluted                                                      $     0.42     $     0.51     $     0.23
                                                                 ==========     ==========     ==========